Exhibit 99.15

(Unofficial English Translation)

Purchase Agreement

Party A: Xi’an Putian Petroleum Co., Ltd.

Party B: Xi’an Orient Petroleum Group Co., Ltd.

1.	Name and Amount of Products

Name of Product	Amount of Purchase
Gasoline Optimizer	No less than 300 metric tons
Diesel Depressant	No less than 10 metric tons
Gasoline Dispersant	No less than 100 metric tons

Party A shall transport the products to Party B’s depot.

2.	The quality of the product must meet the national standards of the People’s Republic of China.

3.	Party B shall complete the payment for the products before delivery. The price of the products shall be based on the market price of the products.

4.	Loading location: Party A’s loading dock
Loading method: ground transportation

5.	Transportation: by road tanker
Party A shall pay shipping.

6.	Packaging standard: tank truck

7.	Any dispute arising from the performance of the Agreement shall be resolved through consultation between the parties.

8.	The term of the Agreement is from January 1, 2010 to December 31, 2010.

Party A: Xi’an Putian Petroleum Co., Ltd. (signature and seal)

Party B: Xi’an Orient Petroleum Group Co., Ltd. (signature and seal)

December 20, 2009